SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 6, 2009 (July 31, 2009)

ELEPHANT TALK COMMUNICATIONS INC.
(Exact name of registrant as specified in Charter)

California	000-30061	95-4557538
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

Schiphol Boulevard 249, 1118 BH Schiphol, The Netherlands

       (Address of Principal Executive Offices)            (Zip Code)

Registrant's telephone number, including area code (31 0 20 653 5916)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The Offering

On July 31, 2009, Elephant Talk Communications, Inc. (the “Company”) consummated a closing (the “Closing”) of its private placement offering (the “Offering”) of Units comprised of 12% secured convertible promissory notes (the “Notes”) and warrants to purchase shares of common stock (the “Warrants”, and together with the Notes, the “Securities”) to accredited investors (“Investors”).  The Securities were offered and sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  The Company sold an aggregate of $5,111,000 principal amount of Notes and delivered Warrants to purchase an aggregate of 5,111,000 shares of the Company's common stock at a purchase price of $1.00 per share. The Company intends to use the net proceeds from the Offering primarily for working capital.

The Notes are convertible at the option of the holder into common stock, no par value, of the Company (“Common Stock”) at a conversion price (the “Conversion Price”) equal to eighty five percent (85%) of the price at which shares are sold in a future public offering (the “Public Offering”) currently contemplated by the Company if consummated; provided, however, that if the Public Offering is not consummated on or before March 31, 2010, the Conversion Price shall be equal to eighty five percent (85%) of the twenty (20) day average closing price of the Common Stock for the twenty (20) trading days prior to March 31, 2010 (the “March 31, 2010 Conversion Price”); provided further, however, that if at any time following the earlier of the closing of the Public Offering or March 31, 2010, the twenty (20) day average closing price of the Common Stock for any twenty (20) consecutive trading days exceeds two hundred percent (200%) of the Public Offering closing price or of the twenty (20) day average closing price of the Common Stock for the twenty (20) trading days prior to March 31, 2010, as applicable, that any Notes which remain unconverted shall automatically convert into shares of the Common Stock at the Conversion Price or the March 31, 2010 Conversion Price, as applicable.

Certain Investors that invested through their individual retirement accounts received Class B Notes.  All other Investors received Class A Notes. The Class B Notes are identical to the Class A Notes in all respects except that the Class A Notes are secured by a first priority security interest in all of the assets of the Company and certain subsidiaries whereas the Class B Notes are secured by all the current assets of the Company and its consolidated subsidiaries including cash, cash equivalents and accounts receivable.  In addition, the Class B Notes provide for simple interest as opposed to the Class A Notes, which provide for compounded interest.

The Warrants entitle the holders to purchase shares of Common Stock reserved for issuance thereunder (the “Warrant Shares”) for a period of five years from the date of issuance and contain certain anti-dilution rights and a cashless exercise feature on terms specified in the Warrants.  In the event the trading price of the Common Stock exceeds $2.00 for twenty (20) consecutive trading days, the Company has the option to require that the Investors exercise the Warrants.  In the event the Investor chooses not to exercise the Warrants in this case, the Investor will receive such number of Warrant Shares as the Investor would be entitled to receive pursuant to a cashless exercise.

The Company is obligated to register the shares of Common Stock underlying the Notes and Warrants pursuant to unlimited piggy-back registration rights granted to the Investors.

The Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and are being offered and sold only in the United States and Europe to “accredited investors” (as defined in Rule 501(a) of the Securities Act) pursuant to an exemption from registration under Section 4(2) of the Securities Act.  Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission or regulatory body has approved or disapproved the Securities.  Any representation to the contrary is a criminal offense.

The Letter Agreement

On July 31, 2009, the Company entered a Letter Agreement with Validsoft, Limited (“Validsoft”) whereby Validsoft acknowledged its receipt of certain payments made pursuant to a previous agreement among the parties. A copy of the Letter Agreement is attached as Exhibit 10.1 to this Current Report.

Item 3.02. Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report on Form 8-K, which Item (excluding the text under the sub-item The Letter Agreement) is incorporated herein by this reference, for a description of the terms of the financing transaction that included the issuance of the Securities.

The Company received net proceeds of $843,660 from the placement, after payment of commissions of approximately $80,880 and expenses of $106,680.  Of the $5,111,000 principal amount of Notes sold, $4,100,000 were issued in consideration of the exchange of $4,100,000 in outstanding loans made by a related party. The Company retained a related-party placement agent in Europe and an unrelated registered FINRA broker dealer to act as its selling agent in the United States.  The FINRA registered selling agent received, and the European placement agent is entitled to receive, a cash commission of 8% of the gross proceeds of the Offering and 2% of the gross proceeds of the Offering for non-accountable expenses. In addition, the placement agent and selling agent are entitled to receive five-year warrants to acquire an aggregate of 817,760 shares of the Company’s Common Stock at an exercise price of $1.00 per share.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

Item 9.01. Exhbits

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEPHANT TALK COMMUNICATIONS INC.

By:	/s/ Steven van der Velden
Steven van der Velden
Chief Executive Officer

Dated:  August 6, 2009